SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c 5(d)(2))

[x]  Definitive Information Statement

                         FUEL CORPORATION OF AMERICA.
            (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c 5(g) and 0 11.

(1)  Title of each class of securities to which transaction applies:  N/A.

(2)  Aggregate number of securities to which transaction applies:  N/A.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0 11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

(4)  Proposed maximum aggregate value of transaction:  N/A.

(5)  Total fee paid:  N/A.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:  $0.

         (2)   Form, Schedule or Registration Statement No.:  N/A

         (3)   Filing Party:  N/A

         (4)   Date Filed:  N/A

Contact Persons: Jeff D. Jenson
                 1608 W. 2225 S.
                 Woods Cross, Utah 84087
                 Tel: 801 295 3400; Fax: 801 401 7256

                       FUEL CORPORATION OF AMERICA
                              1608 W. 2225 S.
                         Woods Cross, Utah 84087

                          INFORMATION STATEMENT

               WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                       REQUESTED NOT TO SEND A PROXY

                             INTRODUCTION

This Information Statement is being furnished to stockholders of Fuel Corporation of America, a Nevada corporation, (the "Company," the
"Corporation," "Fuel Corporation of America," "we," "our," "us" or words or similar import), regarding two proposals:

               Proposal 1:

The adoption of Amended and Restated Articles of Incorporation that will provide for a new registered agent in the State of Nevada; eliminate the personal liability of directors to the full extent allowable by Nevada General Corporate Law; allow for the indemnification of any and all persons whom it has the power to indemnify; allow the Company's Board of Directors (the "Board of Directors") to change alter or repeal any provision of the Articles of Incorporation to the full extent permitted under Nevada General Corporate Law; opt out of the "Acquisition of Controlling Interest" provisions contained in NRS 78.378 through 78-3793, inclusive, as permitted under NRS 78-378.1; opt out of the "Combinations with Interested
Stockholders" provisions contained in NRS 78.411 through 78.444, inclusive, as permitted under NRS 78.434; provided that no contract or other transaction between this Company and any other corporation, entity, or person shall be affected by the fact that a director or officer of the Company is interested in, or is a director or officer of such other corporation and that any officer or director of the Company shall be relieved from and indemnified against any liability that might otherwise be obtained from such contracts or transactions so long as such officer or director acts in good faith; allow the Board of Directors to change the Company's name without stockholder approval; and allow the Board of Directors to take action to change the Company's capitalization by way of reverse-stock split or forward-stock split so long as such adjustment does not require amendment to the Company's Articles of Incorporation,


               Proposal 2:

The authorization of our board of directors to effect a reverse stock split of our common stock such that each fourteen (14) shares of Common Stock of the corporation issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically be reclassified and continued, without any action on the part of the holder thereof, as one share of Common Stock (the "Reverse Split"). The Corporation shall not issue fractional shares on account of the Reverse Split. Holders of Old Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Split shall receive, upon surrender of the stock certificates formally representing shares of the Old Common Stock, in lieu of such fractional share, one full share of Reverse Split Stock. We have taken this measure because there has been no active market for our Old Common Stock and have been unable to determine a fair market price.
The number of shares of authorized common stock will remain at 50,000,000 and the par value of common stock will remain .001.



  Proposals 1 and 2 were both unanimously adopted by our Board of Directors and certain persons who own in excess of a majority of our outstanding voting securities (the "Majority Stockholder") in accordance with the Nevada Revised Statutes. The Majority Stockholder owns 28,000,000 of the Company's shares or approximately 80.16% of our outstanding voting securities. No other votes were required or necessary to adopt these amendments, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Amendments to the Articles of Incorporation and Vote Required for Approval," herein.

The following constitutes the full text of the Amended and Restated Articles of
Incorporation:

                AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                      OF

                          FUEL CORPORATION OF AMERICA


ARTICLE ONE -- NAME

    The name of the corporation (hereinafter called the "Corporation") is "FUEL CORPORATION OF AMERICA".

ARTICLE TWO -- REGISTERED AGENT/LOCATION

    The name of the Corporation's resident agent in the State of Nevada is Rite Inc, and the street address of the said resident agent where process may be served on the Corporation is 1905 South Eastern Ave. Las Vegas, NV 89104. The mailing address and the street address of the said resident agent are identical.

ARTICLE THREE -- PURPOSE

    The nature of the business of the Corporation and the objects or purposes to be transacted, promoted, or carried on by it are to engage in and conduct any lawful business, activity or enterprise for which corporations may be organized under the General Corporation Law of the State of Nevada.

ARTICLE FOUR -- CAPITALIZATION

    The aggregate number of shares which this Corporation shall have authority to issue is 51,500,000 shares, divided into two classes: 50,000,000 shares of common stock of a par value of one mill ($0.001) per share; and 1,500,000 shares of preferred stock of a par value of one mill ($0.001) per share, with the preferred stock having such rights and preferences as the Board of Directors shall determine.

ARTICLE FIVE -- GOVERNING BOARD

    The governing board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "Director."

    The number of members constituting the Board of Directors of the Corporation at the time of filing of these Amended and Restated Articles of Incorporation is three (3). The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors for any reason, may be filled by the remaining directors, though less than a quorum.

ARTICLE SIX -- PAID-IN SHARES

    All shares of this Corporation shall be paid in as the Board of Directors may designate and as provided by law, and said shares when issued shall thereupon and thereby be fully paid and non-assessable.

ARTICLE SEVEN -- DURATION

    The Corporation shall have perpetual existence.

ARTICLE EIGHT -- BYLAWS

    Bylaws of this Corporation may be adopted by the Board of Directors, which shall also have the power to alter, amend or repeal the same from time to time as permitted under the General Corporation Law of the State of Nevada.

ARTICLE NINE -- ELIMINATING PERSONAL LIABILITY

    The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

ARTICLE TEN -- INDEMNIFICATION

    The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


ARTICLE ELEVEN -- AMENDMENT OF ARTICLES OF INCORPORATION

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

    To the full extent permitted under the General Corporation Law of the State of Nevada, the Board of Directors shall also have the power and other authority to amend, alter, change or repeal any provision in the Corporation's Articles of Incorporation.



ARTICLE TWELVE -- CONTROL SHARES ACQUISITIONS

    The Corporation expressly opts-out of, or elects not to be governed by, the "Acquisition of Controlling Interest" provisions contained in NRS
78.378 through 78.3793 inclusive--all as permitted under NRS  78.378.1.

ARTICLE THIRTEEN -- COMBINATIONS WITH
INTERESTED STOCKHOLDERS

    The Corporation expressly opts-out of, and elects not to be governed by, the "Combinations with Interested Stockholders" provisions contained in NRS
 78.411 through 78.444, inclusive--all as permitted under NRS  78.434.

ARTICLE FOURTEEN -- CONFLICTS OF INTEREST

    To the full extent contemplated by the General Corporation Law of the State of Nevada, no contract or other transaction between this Corporation and any other corporation, entity or person shall be affected by the fact that a director or officer of this Corporation is interested in, or is a director or other officer of such other corporation. Any director or officer, individually or with others, may be a party to or may be interested in any transaction of this Corporation or any transaction in which this Corporation is interested. Each person who is now or may become a director or officer of this Corporation is hereby relieved from and indemnified against any liability that might otherwise obtain in the event such director or officer contracts with the Corporation for the benefit of such director, officer or any firm, association or corporation in which such director or officer may be interested in any way, provided such director or officer acts in good faith.

ARTICLE FIFTEEN --AUTHORITY OF BOARD OF DIRECTORS TO CHANGE CORPORATE NAME

    The Board of Directors shall have the right to change the name of the Corporation without shareholder approval to a name that reflects the industry or business in which the Corporation's business operations are conducted or to a name that will promote or conform to any principal product, technology or other asset of the Corporation that the Board of Directors, in its sole discretion, deems appropriate.

ARTICLE SIXTEEN - RE-CAPITALIZATIONS AFFECTING OUTSTANDING SECURITIES

    The Board of Directors, without the consent of shareholders, may adopt any re-capitalization affecting the outstanding securities of the Corporation by effecting a forward or reverse stock split of all of the outstanding securities of the Corporation, with appropriate adjustments to the Corporation's capital accounts, provided that the re-capitalization does not require any change in the Articles of Incorporation of the Corporation.

-End of Amended and Restated Articles of Incorporation-

----------------------------------------------------------------------------

REASONS FOR THE ADOPTION OF THE AMENDED
AND RESTATED ARTICLES OF INCORPORATION, PROPOSAL 1


Article I is worded differently than its antecedent, but contains no material changes.

Article II lists a new resident agent, and the wording of the Article has been changed to include language regarding service of process.

Article III is worded differently than its antecedent, but contains no material changes.

Article IV is worded differently than its antecedent, but contains no material changes.

Article V removes the name of the existing sole director from Article and provides that in the interim, between elections, vacancies in the Board of Directors may be filled by the remaining directors, though less than a quorum.

Article VI is unchanged.

Article VII is worded differently than its antecedent, but contains no material changes.

Article VIII removes language pertaining to power of shareholders to alter, amend, or repeal the Bylaws at any meeting called and held for that purpose.
Article IX. The Board of Directors believes that the elimination of personal liability to the extent permitted by the General Corporation Law of the State of Nevada will make us more competitive in our attempts to attract talented officers and directors.

Article X. The Board of Directors believes that the indemnification of officers, directors, employees, agents, and other parties to the extent permitted by the General Corporation Law of the State of Nevada will make us more competitive in our attempts to engage the human resources and other talent we need to conduct our business.

Article XI. The Board of Directors believes that reserving, to the full extent permitted by the General Corporate Law of the State of Nevada, all the rights to amend, alter, change, or repeal the Articles of Incorporation will provide the Board with the greatest flexibility and will enable the Board of Directors to deal with issues as quickly and efficiently as
possible.   If shareholder approval is not required for actions, the time, cost and expense associated with governance can be substantially reduced.

    Our Board of Directors and the Majority Stockholder have voted by written consent to add Article XII to our Articles of Incorporation, which says:

    The Corporation expressly opts-out of, or elects not to be governed by, the "Acquisition of Controlling Interest" provisions contained in NRS
78.378 through 78.3793 inclusive--all as permitted under NRS  78.378.1.

    Our Board of Directors and the Majority Stockholder have voted by written consent to add Article XIII to our Articles of Incorporation, which says:

    The Corporation expressly opts-out of, and elects not to be governed by, the "Combinations with Interested Stockholders" provisions contained in NRS
 78.411 through 78.444, inclusive--all as permitted under NRS  78.434.

    The Board of Directors believes that these amendments will assist us in acquiring, by acquisition, reorganization or merger, other business opportunities; and that applicable law regarding fiduciary duties of directors and executive officers to corporation for which they serve in these capacities will sufficiently protect us in transactions involving interested stockholders.

Article XIV. The Board of Directors believes that relief from and indemnification against liability that may arise from transactions between us and parties to which officers or directors are affiliated and indemnification of officers, directors, employees, agents, and other parties to the extent permitted by the General Corporation Law of the State of Nevada will make us more competitive in or attempts to attract talented officers and directors and will allow us to engage qualified parties in which officers or directors have an interest if the officers and/or directors of our Company deem such engagement to be in the best interest of our Company.

Article XV. The Board of Directors does not have any present name change in mind, but with the present limited business operations of our Company, it is possible that we may change our focus or direction; it is believed that such a provision in our Articles of Incorporation will save additional time and expense in the future, in such event.

Article XVI. The Board of Directors believes that with the present volatility in the trading prices of many low priced securities like ours in today's securities markets, that the power to effect re-capitalizations that can deal with these issues in a fast and efficient manner is necessary. Also, if shareholder approval is not required of such actions, the time, cost and expense associated with a re-capitalization can be substantially reduced.

REASONS FOR THE AUTHORIZATION OF FOURTEEN-TO-ONE REVERSE STOCK-SPLIT,
PROPOSAL 2
---------------------------------------------------------------------------
By reducing the number of issued and outstanding shares of common stock of the Company, the Company will be able to attract suitable merger candidates.


-----------------------------

APPROXIMATE DATE OF MAILING: April 25, 2005

The Amended and Restated Articles of Incorporation and Reverse Stock Split will become effective on the later of the opening of business on May 14, 2005, or a date that is at least 21 days from the mailing of this Information Statement to our stockholders.

These Amended and Restated Articles of Incorporation and the Reverse stock-split are the only matters covered by this Information Statement.

DISSENTERS' RIGHTS

    There are no dissenters' rights applicable to the adoption of our Amended and Restated Articles of Incorporation.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed adoption of these Amended and Restated Articles of Incorporation and Re-capitalization of Common Stock that is not shared by all other stockholders.

    No director has opposed these actions.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.

    The securities that would have been entitled to vote if a meeting was required to have been held regarding these amendments to our Articles of Incorporation consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on April 12, 2005, the record date for determining our stockholders who would have been entitled to notice of and to vote on the amendments to our Articles of Incorporation, was 34,093,593.

Security Ownership of Principal Holders and Management.
-------------------------------------------------------

    The following table sets forth certain information as of April 12, 2005, regarding current beneficial ownership of the shares of our common stock by
(i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and
(iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares owned. The information presented is based upon 34,093,593 outstanding shares of common stock.

Name               Positions Held          Shares Owned      %
-----------        ------------------      ------------      ---

Tryant, LLC(1)(2)  Stockholder             28,000,000        82.12%

Frank J. Hall      Stockholder             4,781,889         14.02%

Totals                                     32,781,889        96.14%

All executive officers and directors       28,000,000        82.12%
of our Company as a group (3 persons)(2)

(1)This stockholder has consented to the amendments to our Articles of Incorporation, and constitutes the "Majority Stockholder" referenced herein in that respect.

(2) Jeff D. Jenson, our president, is managing director of Tryant, LLC and will be voting 28,000,000 shares in favor of this action.

                AMENDMENT TO THE ARTICLES OF INCORPORATION
                       AND VOTE REQUIRED FOR APPROVAL

Nevada Law.

    The Amended and Restated Articles of Incorporation were unanimously adopted by our Board of Directors and Tryant, LLC, who owns in excess of a majority of our outstanding voting securities and who is designated herein as the Majority Stockholder, pursuant to NRS 78.385, which says that every amendment to the Articles of Incorporation of a corporation shall first be adopted by resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 78.315 and 78.320 of the Nevada Revised Statutes respectively provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a formal shareholder meeting by written consent.

    Our Majority Shareholder who has voted, in writing, to approve the resolutions to amend and restate our Articles of Incorporation and to effect the various amendments outlined above collectively owns approximately 82.12% of our outstanding voting securities; accordingly, this percentage being a majority, no additional votes are required or necessary to adopt these Amended and Restated Articles of Incorporation, and none are being solicited hereunder. See the caption "Voting Securities and Principal Holders Thereof" herein.

                      REVERSE SPLIT OF OUR COMMON STOCK
                        AND VOTE REQUIRED FOR APPROVAL

Pursuant to NRS 78.2055, unless otherwise provided in the articles of incorporation, a corporation that desires to decrease the number of issued and outstanding shares of a class or series held by each stockholder of record at the effective date and time of the change without correspondingly decreasing the number of authorized shares of the same class or series may do so if:

(a) The board of directors adopts a resolution setting forth the proposal to decrease the number of issued and outstanding shares of a class or series; and

(b) The proposal is approved by the vote of stockholders holding a majority of the voting power of the affected class or series, or such greater proportion as may be provided in the articles of incorporation, regardless of limitations or restrictions on the voting power of the affected class or series.

Our Board of Directors has approved of the reverse stock split by unanimous written consent. In addition, our Majority Shareholder who has voted, in writing, to approve the fourteen-to-one reverse stock split above collectively owns approximately 82.12% of our outstanding voting securities; accordingly, this percentage being a majority, no additional votes are required or necessary to effect the reverse stock split, and none are being solicited hereunder.
See the caption "Voting Securities and Principal Holders Thereof" herein.



Effective Date of Amended and Restated Articles of Incorporation
----------------------------------------------------------------
    The effective date of these Amended and Restated Articles of Incorporation will be on the latter of the opening of business on May 14, 2005, or 21 days from the mailing of this Information Statement to our stockholders.

Effective Date of Stock Re-Capitalization
----------------------------------------------------------------
    The effective date of the reverse stock split will be on the latter of the opening of business on May 14, 2005, or 21 days from the mailing of this Information Statement to our stockholders.


                                   NOTICE

THE MAJORITY STOCKHOLDER OF OUR COMPANY, WHO HAS CONSENTED TO THE ADOPTION
OF THESE RESTATED AND AMENDED ARTICLES OF INCORPORATION AND HAS CONSENTED TO THE FOURTEEN-TO-ONE REVERSE-STOCK SPLIT, OWNS IN EXCESS OF
THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THESE AMENDMENTS UNDER NEVADA LAW, AND HAS DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

              BY ORDER OF THE BOARD OF DIRECTORS

April 15, 2005
                             Jeff D. Jenson
                             Victoria Jenson
                             Wendy Moler-Lewis